Registration No. 33-9722
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-8



                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)

                Delaware                            38-0549190
      (State or other jurisdiction of   (I.R.S. Employer Identification No.)
        incorporation or organization)

                                The American Road
                          Dearborn, Michigan 48121-1899
               (Address of principal executive offices) (Zip Code)



                             1985 Stock Option Plan
                            (Full title of the Plan)





                              J. M. RINTAMAKI, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                The American Road
                          Dearborn, Michigan 48121-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)




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                                        -2-

                             1985 STOCK OPTION PLAN
                             ______________________


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

          (a) The latest annual report of Ford Motor Company ("Ford") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934
    (the "1934 Act") which contains, either directly or indirectly by incorporation by reference, certified financial statements for Ford's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in paragraph (a) above.

          (c) The description of Ford's Common Stock contained in registration statement no. 33-43085 filed by Ford under the Securities Act of 1933 (the "1933 Act").

     All documents subsequently filed by Ford pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 6.  Indemnification of Directors and Officers.

    Section 145 of the General Corporation Law of Delaware provides as follows:

145. Indemnification of officers, directors, employees and agents; insurance -

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or
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                                   -3-

suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding,even though less than a quorum, or (2) if such there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

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                                        -4-

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


Item 8. Exhibits.

Exhibit 4.A   -     1985 Stock Option Plan of the Company.  Filed as Exhibit
                    10-D to the Annual Report on Form 10-K for the year ended
                    December 31, 1985 and incorporated herein by reference.

Exhibit 4.B   -     Copy of Amendment, dated as of March 8, 1990, to the 1985
                    Stock Option Plan. Filed as Exhibit 10-D to the Annual
                    Report on Form 10-K for the year ended December 31, 1989 and incorporated herein by reference.

Exhibit 4.C   -     Copy of Amendment, effective as of January 8, 1998, to the
                    1985 Stock Option Plan of the Company.  Filed with this
                    Registration Statement.

Exhibit 4.D   -     Restated Certificate of Incorporation of the Company dated
                    June 6, 1994.  Filed as Exhibit 4.1 to Registration
                    Statement No. 33-55171 and incorporated herein by reference.

Exhibit 4.E   -     By-Laws of the Company as amended through October 10, 1996.
                    Filed as Exhibit 3-B to the Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.

Exhibit 4.F*  -     Form of Stock Option Agreement for use under the 1985 Stock
                    Option Plan. (Nonqualified Option).

Exhibit 4.G*  -     Form of Stock Option Agreement for use under the 1985 Stock
                    Option Plan (Nonqualified Option with Stock Appreciation
                    Right).

Exhibit 4.H*  -     Form of Stock Option Agreement for use under the 1985 Stock
                    Option Plan. (Incentive Option).

Exhibit 4.I*  -      Form of Stock Option Agreement for use under the 1985 Stock
                     Option Plan. (Incentive Option with Stock Appreciation
                     Right).

Exhibit 4.J*  -      Form of Stock Option Agreement for use under the 1985 Stock
                     Option Plan. (U.K. Nonqualified Option).

Exhibit 4.K*  -      Form of Stock Option Agreement for use under the 1985 Stock
                     Option Plan. (U.K. Nonqualified Option with Stock
                     Appreciation Right).

Exhibit 4.L*  -      Form of Stock Option Agreement for use under the 1985 Stock
                     Option Plan. (U.K.Incentive Option).

Exhibit 4.M   -      Form of Stock Option Agreement for use under the 1985 Stock
                     Option Plan. (U.K. Incentive Option wtih Stock Appreciation
                     Right).

Exhibit 5*    -      Opinion of W. K. Davenport, an Assistant General Counsel of
                     Ford Motor Company, with respect to the legality of the securities being registered hereunder.

Exhibit 15    -      Letter from Independent Certified Public Accountants
                     regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 21    -      List of subsidiaries of the Company employees of which have been granted options under the Plans.

Exhibit 23    -      Consent of Independent Certified Public Accountants.  Filed
                     with this Registration Statement.

Exhibit 24.A  -      Powers of Attorney authorizing signature.  Filed as Exhibit
                     24.A to Registration Statement No. 333-27993 and incorporated herein by reference.

Exhibit 24.B  -      Certified resolutions of Board of Directors authorizing
                     signature pursuant to a power of attorney.   Filed as
                     Exhibit 24.B to Registration Statement No. 333-27993 and incorporated herein by reference.



* Previously filed as an Exhibit to this Registration Statement on October 23, 1986.

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                                        -6-

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 6th day of March, 1998.


                                  FORD MOTOR COMPANY

                                  By:  Alex Trotman*
                                     ------------------------------------
                                       (Alex Trotman)
                                       Chairman of the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                          Title                             Date
    ---------                          -----                             ----
                             Director and Chairman of the
                             Board of Directors, President
                             and Chief Executive Officer
Alex Trotman*                (principal executive officer)            March 6, 1998
-----------------------
(Alex Trotman)



Michael D. Dingman*           Director                                March 6, 1998
-----------------------
(Michael D. Dingman)


                              Director, Vice President-Ford
                              and President and Chief
                              Operating Officer,
Edsel B. Ford II*             Ford Motor Credit Company               March 6, 1998
-----------------------
(Edsel B. Ford II)


William Clay Ford*            Director                                March 6, 1998
-----------------------
(William Clay Ford)

                              Director and Chairman
William Clay Ford, Jr.*       of the Finance Committee                March 6, 1998
------------------------
(William Clay Ford, Jr.)

                                        -7-
    Signature                          Title                             Date
    ---------                          -----                             ----

Irvine O. Hockaday, Jr.*           Director                           March 6, 1998
--------------------------
(Irvine O. Hockaday, Jr.)



Marie-Josee Kravis*                Director                           March 6, 1998
--------------------------
(Marie-Josee Kravis)



Ellen R. Marram*                   Director                           March 6, 1998
--------------------------
(Ellen R. Marram)



Homer A. Neal*                     Director                           March 6, 1998
--------------------------
(Homer A. Neal)



Carl E. Reichardt*                 Director                           March 6, 1998
--------------------------
(Carl E. Reichardt)



John L. Thornton*                  Director                           March 6, 1998
--------------------------
(John L. Thornton)


                                   Executive Vice President
                                   and Chief Financial Officer
John M. Devine*                    (principal financial officer)      March 6, 1998
--------------------------
(John M. Devine)


                                   Corporate Controller
William J. Cosgrove*               (principal accounting officer)     March 6, 1998
--------------------------
(William J. Cosgrove)



*By:/s/K. S. Lamping
    ----------------------
     (K. S. Lamping,
     Attorney-in-Fact)


                                 EXHIBIT INDEX
                                                               Sequential Page
                                                               at Which Found
                                                               (or Incorporated
                                                               by Reference)
                                                               ----------------



Exhibit 4.A  -  1985 Stock Option Plan of the Company. Filed as Exhibit 10-D to
                the Annual Report on Form 10-K for the year ended December 31, 1985 and incorporated herein by reference.

Exhibit 4.B  -  Copy of Amendment, dated as of March 8, 1990, to the 1985 Stock
                Option Plan. Filed as Exhibit 10-D to the Annual Report on Form 10-K for the year ended December 31, 1989 and incorporated herein by reference.

Exhibit 4.C  -  Copy of Amendment, effective as of January 8, 1998, to the 1985
                Stock Option Plan of the Company. Filed with this Registration Statement.

Exhibit 4.D  -  Restated Certificate of Incorporation of the Company dated June
                6, 1994. Filed as Exhibit 4.1 to Registration Statement No. 33-55171 and incorporated herein by reference.

Exhibit 4.E  -  By-Laws of the Company as amended through October 10, 1996.
                Filed as Exhibit 3-B to the Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.

Exhibit 4.F* -  Form of Stock Option Agreement for use under the 1985 Stock
                Option Plan.  (Nonqualified Option).

Exhibit 4.G* -  Form of Stock Option Agreement for use under the 1985 Stock
                Option Plan (Nonqualified Option with Stock Appreciation
                Right).

Exhibit 4.H* -  Form of Stock Option Agreement for use under the 1985 Stock
                Option Plan.  (Incentive Option).

Exhibit 4.I* -  Form of Stock Option Agreement for use under the 1985 Stock
                Option Plan. (Incentive Option with Stock Appreciation Right).

Exhibit 4.J* -  Form of Stock Option Agreement for use under the 1985 Stock
                Option Plan. (U.K. Nonqualified Option).

Exhibit 4.K* -  Form of Stock Option Agreement for use under the 1985 Stock
                Option Plan. (U.K. Nonqualified Option with Stock Appreciation Right).

Exhibit 4.L* -  Form of Stock Option Agreement for use under the 1985 Stock
                Option Plan. (U.K. Incentive Option).

Exhibit 4.M* -  Form of Stock Option Agreement for use under the 1985 Stock
                Option Plan. (U.K. Incentive Option wtih Stock Appreciation Right).

Exhibit 5*   -  Opinion of W. K. Davenport, an Assistant General Counsel of
                Ford Motor Company, with respect to the legality of the securities being registered hereunder.

Exhibit 15   -  Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23   -  Consent of Independent Certified Public Accountants.  Filed with this Registration Statement.

Exhibit 21*  -  List of subsidiaries of the Company employees of which have been granted options under the Plans.

Exhibit 24.A -  Powers of Attorney authorizing signature.  Filed as Exhibit
                24.A to Registration Statement No. 333-27993 and incorporated herein by reference.

Exhibit 24.B -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed as Exhibit 24.B to Registration Statement No. 333-27993 and incorporated herein by reference.



* Previously filed as an Exhibit to this Registration Statement on October 23, 1986.